SUB-ITEM 77H

As of July 31, 2012, the following entity no longer owns 25% or more of the voting securities of MFS Latin American Equity Fund:



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|PERSON/ENTITY                           |
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|
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